Exhibit 10.4

QUANTUM CORPORATION

DIRECTOR CHANGE OF CONTROL AGREEMENT

THIS DIRECTOR CHANGE OF CONTROL AGREEMENT (“Agreement”) is effective as of this 1st day of April, 2003, by and between [insert Director] (the “Director”) and QUANTUM CORPORATION, a Delaware corporation (the “Corporation”).

Recitals

A.

The board of directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to assure that the Corporation will have the continued dedication and objectivity of the Director, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Corporation., the Employee is the chief executive officer of the Corporation.

B.

The board of directors believes that it is important to provide the Director with stock benefits upon a Change of Control, which are competitive with those of other corporations, and provide sufficient incentive to the Director to continue his or her Association (as defined below) with the Corporation following a Change of Control.

C.

In order to accomplish the foregoing objectives, the board of directors has directed the Corporation, upon execution of this Agreement by the Director, to agree to amend and restate the terms of this Agreement as in effect since its original effective date and to extend the terms of this Agreement as set forth below.

D.	Certain capitalized terms used in the Agreement are defined in Section 3 below.

In consideration of the mutual covenants herein contained, and in consideration of the continuing association of the Director with the Corporation, the parties agree as follows:

1.	Option and Stock Acceleration.

	(a)	Acceleration Upon Change of Control. In the event of a Change of Control:

(i)

Fifty percent (50%) of the then unvested portion of any stock option held by the Director under the Corporation’s stock option plans and outstanding at the time of the Change of Control shall automatically shall automatically be accelerated and the Director shall automatically have the right to exercise all or any portion of such stock option to the extent so accelerated in addition to any portion of the option exercisable prior to the Change of Control. Where the Change of Control results from a merger or consolidation of the Corporation with any other corporation, such acceleration shall occur prior to consummation of such merger or consolidation, at such time as shall be determined by the Board of Directors of the Corporation.

(ii)

Acceleration Following Change of Control.  Subject to the continued, Association of the Director with the Corporation, any unvested shares following the acceleration provided in paragraph (a) above shall vest on the date of the first anniversary following the Change of Control.

2.	Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

	(a)	Change of Control. “Change of Control shall mean the occurrence of any of the following events:

(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule l3d-3 under said Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the total voting power represented by the Corporation’s then outstanding voting securities; or

(ii)

A change in the composition of the board of directors of the Corporation occurring within six (6) months period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are directors of the Corporation as of the date hereof, or (B) are elected, or nominated for election, to the board of directors of the Corporation with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Corporation); or

(iii)

The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets.

(b)

Disinterested Board.  “Disinterested Board” shall mean the board of directors of the Corporation excluding those members of the board of directors, if any, who are parties to agreements or arrangements identical to or substantially similar to this Agreement.

	(c)	Association. “Association” shall mean the performance of services by the Director on behalf of the Corporation in his/her capacity as a member of the board of directors.

3.	Term, Amendment and Termination.

(a)

Term.  Subject to subsection (b) below, the terms of this Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, (ii) April 1, 2005, or (iii) eighteen (18) months after a Change of Control.  A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

(b)

Amendment and Termination.  This Agreement may be amended in any respect or terminated by the unanimous resolution of the Disinterested Board, unless a Change of Control has previously occurred.  If a Change of Control occurs, this Agreement shall no longer be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

(c)

Form of Amendment.  The Form of any proper amendment or termination of this Agreement shall be a written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment or termination has been approved by the Disinterested Board in accordance with Section 2(b).

4.	Successors.

(a)

Corporation’s Successors.  Any successor to the Corporation (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Corporation would be required to perform such obligations in the absence of a succession.  For all purposes under this Agreement, the term “Corporation” shall include any successor to the Corporation’s business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

(b)

Director’s Successors.  The terms of this Agreement and all rights of the Director hereunder shall inure to the benefit of, and be enforceable by, the Director’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

5.	Notice.

(a)

General.  Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid.  In the case of the Director, mailed notices shall be addressed to him/her at the home address that was most recently communicated to the Corporation in writing.  In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

6.	Miscellaneous Provisions.

(a)

Waiver.  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Director and by an authorized officer of the Corporation (other than the Director).  No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b)

Whole Agreement.  No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

	(c)	Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

(d)

Severability.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

	(e)	Arbitration.

(i)

Director and the Corporation agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in Milpitas, California under the National Rules for the Resolution of Employment Disputes supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the “Rules”).  The parties shall be entitled to conduct discovery pursuant to the California Code of Civil Procedure.  The arbitrator may regulate the timing and sequence of such discovery and shall decide any discovery disputes or controversies between the Corporation.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

(ii) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules or conflicts of law.

(iii) Unless otherwise provided for by law, the Corporation and the Director shall each pay half of the costs and expenses of such arbitration.

(iv)

THE DIRECTOR HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION.  THE DIRECTOR UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, THE DIRECTOR AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, OR RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE DIRECTOR’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS AGREEMENT.

(f)

No Assignment of Benefits.  The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this subsection (f) shall be void.

(g)

Assignment by Corporation.  The Corporation may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Corporation or to the Corporation provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Corporation at the time of assignment.  In the case of any such assignment, the term “Corporation” when used in a section of this Agreement shall mean the Corporation that the Director is actually associated with.

(h)

Amendment of Option.  The Corporation and the Director agree that the provisions of this Agreement shall supersede any conflicting provisions of any stock purchase or stock option agreement of the Director, and the Corporation and the Director agree to execute such further documents as may be necessary to amend any such agreement.

	(i)	Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

	(j)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.

QUANTUM CORPORATION /s/ Name: Shawn Hall Title: Vice President, General Counsel	DIRECTOR /s/ Name: Title

SIGNATURE PAGE OF DIRECTOR CHANGE OF CONTROL AGREMEENT